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                                                                    EXHIBIT 23.5

                   Consent of Lamn, Krielow, Dytrych & Co.

We consent to the inclusion in the Registration Statement of SpectraSite
Holdings, Inc., on Form S-4 (File No. 333-     ) of our report dated
February 11, 1998, except for Note 4, as to which the date is August 12, 1998, relating to the financial statements of MJA Communications Corp. and to the references to our firm in the prospectus.

/s/ LAMN, KRIELOW, DYTRYCH & CO.
(Formerly known as Lamn, Krielow, Dytrych & Darling)
Certified Public Accountants
April 14, 2000